Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2003 relating to the financial statements of Edgewater Technology, Inc., which appears in the Form 10-K filed on March 28, 2003.

                /s/    DELOITTE & TOUCHE, LLP

Boston, Massachusetts

June 19, 2003